As filed with the Securities and Exchange Commission on November 23, 2005

Registration No. 333-71438

SECURITIES AND EXCHANGE COMMISSION

Post-Effective Amendment No. 4

to

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AEGON N.V.	AEGON FUNDING CORP.	AEGON FUNDING CORP. II
(Exact name of Registrant as specified	(Exact name of Registrant as specified	(Exact name of Registrant as specified
in its charter)	in its charter)	in its charter)

Not Applicable	Delaware	Delaware
(Translation of Registrant’s name into English)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

The Netherlands	42-1489646	42-1510367
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Not Applicable	Corporation Trust Center	Corporation Trust Center
(I.R.S. Employer Identification No.)	1209 Orange Street	1209 Orange Street
	Wilmington, DE 19801	Wilmington, DE 19801
AEGONplein 50	(Address and telephone number of	(Address and telephone number of
PO Box 202	Registrant’s principal executive offices)	Registrant’s principal executive offices)
2501 CE The Hague
The Netherlands
011-31-70-344-8092
(Address and telephone number of
Registrant’s principal executive offices)

Craig D. Vermie, Esq.
AEGON USA, INC.
4333 Edgewood Road NE
Cedar Rapids, IA 52499
(319) 398-8511
(Name, address and telephone number of agent for service)

Copy of communications to:
A. Peter Harwich, Esq.
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 610-6471

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Explanatory Note

The purpose of this post-effective amendment no. 4 to the registration statement is to file certain exhibits to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.             Exhibits

Exhibit Number	Description

*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein
***1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein
*****1.3	Underwriting Agreement dated May 25, 2005 among AEGON N.V. and the underwriters named therein
1.4	Underwriting Agreement dated November 17, 2005 among AEGON N.V. and the underwriters named therein relating to fixed rate perpetual capital securities
1.5	Underwriting Agreement dated November 17, 2005 among AEGON N.V. and the underwriters named therein relating to floating rate perpetual capital securities
**4.2	Specimen share certificate
**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of October 11, 2001
****4.4	Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of November 14, 2003
*****4.5	Second Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of June 1, 2005
*****4.6	Form of perpetual capital security
4.7	Third Supplemental Indenture between AEGON N.V. and Citibank, N.A., as Trustee
4.8	Form of floating rate perpetual capital security (included in Exhibit 4.7)
4.9	Form of fixed rate perpetual capital security (included in Exhibit 4.7)
**5.1	Opinion of Allen & Overy, New York, New York
**5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands
*****8.1	Tax opinion of Allen & Overy LLP, New York, New York
8.2	Tax opinion of Allen & Overy LLP, New York, New York dated November 23, 2005
*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON
**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)
**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)
**23.3	Consent of Ernst & Young Accountants
*****23.4	Consent of Allen & Overy, New York, New York (included in Exhibit 8.1)
23.5	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.2)
**24.1	Powers of attorney (included in signature pages)
*****24.2	Powers of attorney relating to AEGON N.V.
*****24.3	Power of attorney relating to AEGON Funding Corp. and AEGON Funding Corp. II
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Filed with the Commission September 20, 2002.
**	Filed with the Commission October 11, 2001.
***	Filed with the Commission May 15, 2003.
****	Filed with the Commission November 14, 2003.
*****	Filed with the Commission June 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on this 23rd day of November, 2005.

AEGON N.V.

By:	*
Name:	D.J. Shepard
Title:	Chief Executive Officer
Chairman of the Executive Board

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 4 to the registration statement has been signed by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	November 23, 2005
D.J. SHEPARD

*	Executive Board Member and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2005
J.B.M. STREPPEL

*	Executive Board Member	November 23, 2005
J.G. VAN DER WERF

*	Executive Board Member	November 23, 2005
A.R. WYNAENDTS

*	Supervisory Board Member	November 23, 2005
D.G. EUSTACE

Supervisory Board Member
I.W. BAILEY, II

Supervisory Board Member
R. DAHAN

Supervisory Board Member
S. LEVY

*	Supervisory Board Member	November 23, 2005
O.J. OLCAY

*	Supervisory Board Member	November 23, 2005
T. REMBE

*	Supervisory Board Member	November 23, 2005
W.F.C. STEVENS

*	Supervisory Board Member	November 23, 2005
K.J. STORM

Supervisory Board Member
P. VOSER

Supervisory Board Member
L.M. VAN WIJK

*	Authorized U.S. Representative	November 23, 2005
C.D. VERMIE

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 23rd day of November, 2005.

AEGON Funding Corp.

By:	*
Name:	C. M. van Katwijk
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 4 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	November 23, 2005
C.M. VAN KATWIJK

*	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2005
D. CARNEY

*	Secretary	November 23, 2005
C.D. VERMIE

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp. II, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 23rd day of November, 2005.

AEGON Funding Corp. II

By:	*
Name:	C. M. van Katwijk
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 4 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	November 23, 2005
C.M. VAN KATWIJK

*	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 23, 2005
D. CARNEY

*	Secretary	November 23, 2005
C.D. VERMIE

* By his signature below, the undersigned, pursuant to a duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this post-effective amendment no. 4 to the registration statement on behalf of the person indicated.

/s/ E. Lagendijk
E. LAGENDIJK

EXHIBIT INDEX

Exhibit Number	Description

*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein
***1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein
*****1.3	Underwriting Agreement dated May 25, 2005 among AEGON N.V. and the underwriters named therein
1.4	Underwriting Agreement dated November 17, 2005 among AEGON N.V. and the underwriters named therein relating to fixed rate perpetual capital securities
1.5	Underwriting Agreement dated November 17, 2005 among AEGON N.V. and the underwriters named therein relating to floating rate perpetual capital securities
**4.2	Specimen share certificate
**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of October 11, 2001
****4.4	Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of November 14, 2003
*****4.5	Second Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of June 1, 2005
*****4.6	Form of perpetual capital security
4.7	Third Supplemental Indenture between AEGON N.V. and Citibank, N.A., as Trustee
4.8	Form of floating rate perpetual capital security (included in Exhibit 4.7)
4.9	Form of fixed rate perpetual capital security (included in Exhibit 4.7)
**5.1	Opinion of Allen & Overy, New York, New York
*****8.1	Tax opinion of Allen & Overy LLP, New York, New York
8.2	Tax opinion of Allen & Overy LLP, New York, New York dated November 23, 2005
*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON
**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)
**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)
**23.3	Consent of Ernst & Young Accountants
*****23.4	Consent of Allen & Overy, New York, New York (included in Exhibit 8.1)
**24.1	Powers of attorney (included in signature pages)
*****24.2	Powers of attorney relating to AEGON N.V.
*****24.3	Power of attorney relating to AEGON Funding Corp. and AEGON Funding Corp. II
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Filed with the Commission September 20, 2002.
**	Filed with the Commission October 11, 2001.
***	Filed with the Commission May 15, 2003.
****	Filed with the Commission November 14, 2003.
*****	Filed with the Commission June 1, 2005.